UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

Dana Corporation

(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     On March 8, 2005, the Compensation Committee of the Board of Directors of Dana Corporation (Dana) awarded discretionary bonuses for 2004 performance in the following amounts to the following named executive officers of the company (as defined by Item 402(a)(3) of Regulation S-K of the Securities and Exchange Commission) in recognition of their efforts during 2004 to reposition Dana for long-term performance and growth:

Name and Title of Executive Officer	Amount of Bonus
Robert C. Richter, Chief Financial Officer	$159,000
Bernard N. Cole, President – Heavy Vehicle Technologies and Systems Group	$165,000
James M. Laisure, President – Automotive Systems Group	$130,000
Charles F. Heine, President – Technology Development and Diversified Products	$125,000
Marvin A. Franklin, III, President – Dana International and Global Initiatives through November 30, 2004	$150,150
Terry R. McCormack, President – Automotive Aftermarket Group through November 30, 2004	$83,531

     The awards for Messrs. Franklin and McCormack were pro-rated for their actual months of service in 2004.

     Michael J. Burns, Dana’s Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer, received a bonus for 2004 of $1,000,000 in accordance with the terms of his employment agreement with Dana.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)

Date: March 14, 2005	By:	/s/ Michael L. DeBacker

Name: Michael L. DeBacker Title: Vice President, General Counsel and Secretary

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